UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street
Santa Monica, California   90404

(Address of principal executive offices, including zip code)

(310) 656-6253

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 14, 2021 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 3, 2021, by and among Graham Holdings Company, a Delaware corporation (“Parent”), Pacifica Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Leaf Group Ltd., a Delaware corporation (the “Company”), Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger became effective at 8:05 a.m. (Eastern time) on the Closing Date, and at such time (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held by the Company as treasury stock or owned by Parent or Merger Sub and (ii) shares of Company Common Stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares) was cancelled and automatically converted into the right to receive cash in an amount equal to $8.50 per share, net of applicable withholding taxes and without interest thereon (the “Merger Consideration”).

In addition, at the Effective Time, by virtue of the Merger, (i) each outstanding option to purchase shares of Company Common Stock (each referred to as a “Leaf Group Option”) issued under the Company’s Amended and Restated 2010 Incentive Award Plan (the “Incentive Plan”) was cancelled and converted into the right to receive an amount in cash equal to, net of applicable tax withholding, the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock underlying such Leaf Group Option, multiplied by (y) the total number of shares of Company Common Stock subject to such Leaf Group Option, (ii) each outstanding restricted stock unit of the Company (each, referred to as a “Leaf Group RSU”) issued under the Incentive Plan that was vested immediately prior to the Effective Time or that became vested by its terms as a result of the Merger was cancelled and converted into the right to receive an amount (such amount is referred to as the “RSU Consideration”) in cash equal to, net of applicable tax withholding, the Merger Consideration in respect of each share of Company Common Stock subject to such Leaf Group RSU, and (iii) each outstanding Leaf Group RSU that was not vested immediately prior to the Effective Time was cancelled and converted into the right to receive the RSU Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof) as applicable to such unvested awards to which such RSU Consideration relates.

All Leaf Group Options held by Company employees were already vested prior to the Effective Time according to their terms, and all Leaf Group Options held by the Company’s non-employee directors that were not otherwise vested became automatically vested as of the Effective Time, pursuant to their terms. At the Effective Time, all Leaf Group Options with an exercise price equal to or greater than the Merger Consideration was cancelled for no consideration.

The total transaction value, including payment of the aggregate Merger Consideration and other payments made or to be made in respect of Leaf Group Options and Leaf Group RSUs, is approximately $323 million.

The Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021, as supplemented on June 3, 2021 (the “Proxy Statement”), contains additional information about the Merger and the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 5, 2021, and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that the certificate of merger had been filed with the Secretary of State of the State of Delaware and that, at the Effective Time, each issued and outstanding share of Company Common Stock (except as described in Item 2.01) was cancelled and converted into the right to receive the Merger Consideration. In addition, the Company requested that the NYSE file a Form 25 with the SEC to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on the Closing Date. As a result, trading of the Company Common Stock, which trades under the ticker symbol “LEAF” on the NYSE, was suspended prior to the opening of the NYSE on June 14, 2021.

The Company intends to file a Form 15 with the SEC requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right (except as described in Item 2.01) to receive the Merger Consideration).

Item 5.01 Changes in Control of Registrant.

The information set forth under Items 2.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change of control of the Company occurred and Parent became the sole stockholder of the Company. Parent funded the acquisition through a combination of its own cash and cash on hand from the Company and its subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

As of the Effective Time, in accordance with the Merger Agreement, each of Sean Moriarty, Deborah A. Benton, Jennifer Schulz, Beverly K. Carmichael, Rob Krolik, Suzanne Hopgood and Harold Logan resigned from the Company’s board of directors and all committees thereof. Immediately following the Effective Time, Jacob Maas and Nicole Maddrey, the directors of Merger Sub immediately prior to the Effective Time, were appointed as directors of the Company.

Officers

As of the Effective Time, in accordance with the Merger Agreement, the officers of the Company immediately prior to the Merger remained in their respective positions as officers of the Company.

In addition, immediately after the Effective Time, the Company’s board of directors appointed the following new officers of the Company: Matthew Greisler was appointed as the Company’s Treasurer and Cherie Kummer was appointed as the Company’s Vice President, Tax.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, as of the Effective Time, (i) the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (as so amended and restated, the “Amended and Restated Certificate of Incorporation”), and (ii) the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (as so amended and restated, the “Second Amended and Restated Bylaws”). The Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. The Second Amended and Restated Bylaws are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On June 14, 2021, Parent issued a press release announcing the completion of the Merger, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 3, 2021, by and among Graham Holdings Company, Pacifica Merger Sub, Inc., and Leaf Group Ltd. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 5, 2021).

3.1	Amended and Restated Certificate of Incorporation of Leaf Group Ltd.

3.2	Second Amended and Restated Bylaws of Leaf Group Ltd.

99.1	Press release, dated June 14, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF GROUP LTD.

Date: June 14, 2021	By:	/s/ Adam Wergeles
	Name:	Adam Wergeles
	Title:	Executive Vice President and General Counsel